UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): November 3, 2006

MTI Technology Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23418 (Commission File Number)	95-3601802 (I.R.S. Employer Identification No.)
17595 Cartwright Road
Irvine, California 92614
(Address of Principal Executive Offices) (Zip Code)
(949) 251-1101
(Registrant’s Telephone Number,
Including Area Code)
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On November 3, 2006, MTI Technology Corporation (“MTI”) received a Nasdaq Staff Deficiency Letter indicating that for the last 10 consecutive trading days, MTI’s market value of listed securities had been below the $35,000,000 minimum required for continued listing on the Nasdaq Capital Market pursuant to Marketplace Rule 4310(c)(2)(B)(ii). In accordance with Marketplace Rule 4310(c)(8)(C), MTI is provided with 30 calendar days from the date of notification, or until December 1, 2006, to regain compliance with Marketplace Rule 4310(c)(2)(B)(ii). If, at any time before December 1, 2006, the market value of MTI’s listed securities is $35,000,000 or more for a minimum of 10 consecutive business days, Nasdaq will determine if MTI complies with Marketplace Rule 4310(c)(2)(B)(ii). If compliance with Marketplace Rule 4310(c)(2)(B)(ii) cannot be demonstrated by December 1, 2006, Nasdaq will provide written notification to MTI that its securities will be delisted. At that time, MTI would be permitted to appeal Nasdaq’s determination to a Listing Qualifications Panel.
     The Nasdaq deficiency letter also stated that, based on information contained in MTI’s periodic reports filed with the Securities and Exchange Commission, MTI does not comply with Marketplace Rules 4310(c)(2)(B)(i) or 4310(c)(2)(B)(iii), which require minimum stockholders’ equity of $2,500,000 or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. Pursuant to Marketplace Rule 4310(c)(2)(B), for continued listing MTI must satisfy either the minimum stockholders’ equity requirement, the minimum market value of listed securities requirement or the minimum net income from continuing operations requirement.
     On November 7, 2006, MTI received a Nasdaq Staff Deficiency Letter indicating that MTI does not comply with the minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(4) (the “Bid Price Requirement”). MTI has a 180 day period ending on May 7, 2007, to regain compliance with the Bid Price Requirement. If MTI’s closing bid price is at least $1.00 for a period of at least 10 consecutive trading days, MTI will have regained compliance with the Bid Price Requirement. If MTI has not regained compliance with the Bid Price Requirement by May 7, 2007, it would have an additional 180 day period to regain compliance if MTI satisfies initial listing requirements (other than the Bid Price Requirement) for the Nasdaq Capital Market.
     MTI intends to monitor the market value of its listed securities between now and December 1, 2006, and consider available options if its common stock does not trade at a level likely to result in MTI regaining compliance with the minimum market value of listed securities requirement and Bid Price Requirement.
     On November 9, 2006, MTI issued a press release announcing that it had received the November 3, 2006 and November 7, 2006 letters from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1. A copy of the November 3, 2006 and November 7, 2006 letters from Nasdaq are attached hereto as Exhibit 99.2 and 99.3.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 9, 2006.

99.2	Letter, dated November 3, 2006, from The Nasdaq Stock Market to MTI Technology Corporation.

99.3	Letter, dated November 7, 2006, from The Nasdaq Stock Market to MTI Technology Corporation.
     This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding MTI’s expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding MTI’s intentions regarding the market value of its listed securities, and its consideration of available options if such value does not meet Nasdaq requirements, its ability to comply with the applicable listing standards, and the timing of any potential delisting. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the volatility of MTI’s stock price. Other important factors are set forth from time to time in MTI’s periodic and other filings with the Securities and Exchange Commission, including its Form 10-K for the fiscal year ended April 1, 2006. All forward-looking statements in this document are made as of the date hereof, based on information available to the MTI as of the date hereof, and MTI assumes no obligation to update any forward-looking statement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MTI TECHNOLOGY CORPORATION

Date: November 9, 2006	By:	/s/ SCOTT J. POTERACKI
Scott J. Poteracki Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 9, 2006.

99.2	Letter, dated November 3, 2006, from The Nasdaq Stock Market to MTI Technology Corporation.

99.3	Letter, dated November 7, 2006, from The Nasdaq Stock Market to MTI Technology Corporation.